Exhibit 10.1

AMENDMENT AGREEMENT

      This AMENDMENT AGREEMENT (the "Agreement") dated as of this 8th day of April, 2005, by and among PENNICHUCK CORPORATION, a New Hampshire corporation with a principal place of business at 25 Manchester Street, Merrimack, New Hampshire 03054 ("PC") and PENNICHUCK EAST UTILITY, INC., a New Hampshire corporation with a principal place of business at 4 Water Street, P.O. Box 488, Nashua, New Hampshire 03061-0448 ("PEU") (PC and PEU are on occasion referred to individually and collectively as the "Borrower") and FLEET NATIONAL BANK (successor by merger to Fleet Bank-NH), a Bank of America company and a national bank organized under the laws of the United States with a place of business at 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank").

W I T N E S S E T H

      WHEREAS, pursuant to the terms of a certain Loan Agreement between the Borrower, The Southwood Corporation ("Southwood"), Pennichuck Water Service Corporation ("PWSC") (Southwood and PWSC are on occasion referred to individually and collectively referred to as the "Guarantor") and the Bank dated April 8, 1998, as amended (the "Loan Agreement") and certain loan documents referenced therein or contemplated thereby (collectively the "Loan Documents"), the Bank has made certain loans, including, without limitation, a $4,500,000 acquisition line of credit loan to the Borrower (the "Acquisition Line of Credit") and a $4,500,000 line of credit loan to PC (the "Line of Credit"), both of which loans are guaranteed by the Guarantor (the Acquisition Line of Credit is on occasion also referred to as a "Loan"); and

      WHEREAS, the Borrower has requested and the Bank has agreed to, among other things, (i) extend the maturity date of the Acquisition Line of Credit; (ii) modify the interest rate options under the Acquisition Line of Credit; (iii) modify the Acquisition Line of Credit to be unsecured and with no guarantors; (iv) reflect that the Line of Credit has been paid in full; and (v) amend the Loan Documents in certain other respects.

      NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements therein contained, the receipt and adequacy of which are hereby acknowledged, the parties covenant, stipulate, and agree as follows:

1. Representations and Warranties of the Borrower. Each Borrower represents and warrants to the Bank as follows:

(a)

The representations, warranties and covenants of each Borrower made in the Loan Documents, as each may hereinafter be amended or modified, remain true and accurate and are hereby reaffirmed as of the date hereof.

(b) Each Borrower has performed, in all material respects, all obligations to be performed by it to date under the Loan Documents, as each may

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hereinafter be amended or modified, and no event of default exists thereunder.

(c)

Each Borrower is a corporation duly organized, qualified, and existing in good standing under the laws of the State of New Hampshire and in all other jurisdictions in which the character of the property owned or the nature of the existing business conducted by such Borrower require its qualification as a foreign corporation.

(d)

The execution, delivery, and performance of this Agreement and the documents relating hereto (the "Amendment Documents") are within the power of each Borrower and are not in contravention of law, either Borrower's Articles of Incorporation, By-Laws, or the terms of any other documents, agreements, or undertaking to which any Borrower is a party or by which any Borrower is bound. No approval of any person, corporation, governmental body, or other entity not provided herewith is a prerequisite to the execution, delivery, and performance by any Borrower or any of the documents submitted to the Bank in connection with the Amendment Documents to ensure the validity or enforceability thereof, or upon execution by the Bank to ensure the validity or enforceability thereof.

(e)

When executed on behalf of the Borrower, the Amendment Documents will constitute a legally binding obligation of the Borrower, enforceable in accordance with their terms; provided, that the enforceability of any provisions in the Amendment Documents, or of any rights granted to the Bank pursuant thereto may be subject to and affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and that the right of the Bank to specifically enforce any provisions of the Amendment Documents is subject to general principles of equity.

2. Amendment To Loan Agreement. The Loan Agreement shall be amended as follows:

(a)	Section 1.1 of Article I of the Loan Agreement is hereby amended by adding the following at the end of said Section: "The Acquisition Line of Credit Note is on occasion also referred to as the "Note."

(b)	Sections 1.5 through 1.11 of Article I of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

"1.5  Interest Rate. Sums advanced under the Acquisition Line of Credit shall bear interest, at the Borrower's option (subject to the terms and conditions set forth in Article II hereof), at (a) the variable per annum rate

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equal to the Prime Rate (as hereinafter defined) plus the Prime Applicable Margin (as hereinafter defined), or (b) the per annum rate equal to the one (1), two (2), three (3) or six (6) month LIBOR (as hereinafter defined) plus the LIBOR Applicable Margin (as hereinafter defined). The Borrower may have LIBOR Loans (as hereinafter defined) and Prime Loans (as hereinafter defined) outstanding at the same time under the Acquisition Line of Credit subject to the terms and conditions of Article II hereof. Interest shall be calculated and charged on the basis of actual days elapsed over a banking year of three hundred sixty (360) days. Notwithstanding the foregoing, at any time prior to maturity of the Acquisition Line of Credit, the Borrower shall have the option to "swap" the above mentioned LIBOR based interest rate on the Acquisition Line of Credit pursuant to an interest rate swap agreement (in the form of an International Swap Dealers Association Master Agreement and Confirmation Agreement between the Borrower and the Bank (or any affiliate thereof), both of which agreements are hereinafter referred to collectively as a "Swap Agreement") for a fixed rate of interest and term acceptable to the Bank.

1.6  Repayment. The Acquisition Line of Credit shall mature on December 31, 2009. Until maturity, the Borrower shall make payments of interest only to the Bank in arrears (a) on a monthly basis for Prime Loans (as hereinafter defined), with the first such payment being made on that date thirty (30) days from the date hereof, and (b) on the last day of the applicable Interest Period (as hereinafter defined) for LIBOR Loans (as hereinafter defined); provided, however, said payments of interest for any LIBOR Loan shall be no less frequently than every three (3) months. All payments shall be in lawful money of the United States in immediately available funds.

1.7 Security and Guaranty. The Borrower's payment and performance of the Acquisition Line of Credit shall be unsecured and shall not be guaranteed by any parties.

1.8  Fees and Expenses. In connection with the Acquisition Line of Credit, the Borrower agrees to pay the Bank a Commitment Fee in the amount of Twenty Five Thousand Dollars ($25,000) at or before closing.

1.9  Cross Default. The Borrower's obligations to the Bank with respect to the Acquisition Line of Credit shall be and hereby are cross defaulted with all loans or obligations, now existing or hereafter arising, of either Borrower owed to the Bank, or any affiliate of the Bank, as the same may have been and may hereafter be modified, amended or restated, and any now existing or hereafter arising foreign exchange contracts, interest rate swap, cap, floor or hedging agreement, and all obligations of either Borrower arising out of or in connection with any Automated

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Clearing House ("ACH") agreements related to the processing of any ACH transactions."

(c) Article II of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"ARTICLE II. LIBOR AND OTHER APPLICABLE PAYMENT AND INTEREST RATE PROVISIONS AND DEFINITIONS.

2.1 Definitions.

(a)

The term "LIBOR" shall mean, as applicable to any LIBOR Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Loan as selected by Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of such LIBOR Loan. In the event that Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve Systems shall impose a Reserve Percentage with respect to LIBOR deposits of Bank, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all

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basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D. Banking Day shall mean with respect to any city, any day on which commercial banks are open for business in that city.

(b)	The term "LIBOR Loan" shall mean any Loan bearing interest calculated by reference to LIBOR.

(c)

The term "Prime Rate" means the variable per annum rate of interest so designated by Fleet National Bank (and its successors or assigns) as its Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Each time the Prime Rate changes, the interest rate on a Prime Loan shall immediately change without notice or demand of any kind.

(d)	The term "Prime Loan" shall mean any Loan bearing interest calculated by reference to the Prime Rate.

(e)

The term "Interest Period" shall mean with respect to any LIBOR Loan under any Loan, a period of one (1), two (2), three (3) or six (6) months, subject to availability; provided, however, no Interest Period shall ever extend beyond the maturity date for the applicable Loan.

2.2  Determination of Margins. Prior to the receipt of the quarterly compliance certificate to be delivered for the quarter ending March 31, 2005, the Prime Applicable Margin and the LIBOR Applicable Margin referenced in Section 1.5 shall be as follows:

(a)	The Prime Applicable Margin for the Line of Credit shall be zero percent (0%); and

(b)	The LIBOR Applicable Margin for the Line of Credit shall be one and one quarter percent (1.25%).

Thereafter, each of the foregoing Prime Applicable Margin and LIBOR Applicable Margin shall be determined in accordance with the following table (with adjustments based on PC's Basic Fixed Charge Coverage Ratio [calculated as set forth below]) commencing after receipt of the Borrower's quarterly compliance certificate:

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Tier	Basic Fixed Charge Coverage Ratio	Prime Applicable Margin: Line of Credit	LIBOR Applicable Margin: All Loans	Unused Fees

I	> 3.25 to 1.0	0%	1.00%	0.125%

II	> 1.75 to 1.0 but
	< 3.25 to 1.0	0%	1.25%	0.250%

III	< 1.75 to 1.0	0%	1.50%	0.375%

For purposes of this Section 2.2, PC's Basic Fixed Charge Coverage Ratio shall be tested as of the end of each fiscal quarter of the Borrower as more fully set forth in Section 4.18(a) hereof. Basic Fixed Charge Coverage Ratio shall have the meaning set forth in and be calculated in accordance with Section 4.18(a) hereof; provided, however, that for purposes of calculating the Basic Fixed Charge Coverage Ratio for pricing under this Section 2.2, eminent domain related expenses [identified as "taking and other expenses" on its financial statements] will not be deemed an extraordinary expense in the Basic Fixed Charge Coverage Ratio calculation.

Upon delivery of the quarterly compliance certificate pursuant to Section 4.3 hereof, the applicable margins shall automatically be adjusted to the fee or rate, as applicable, to the corresponding Basic Fixed Charge Coverage Ratio set forth in the table above, such automatic adjustment to take effect as of the first day of the month following the Bank's receipt of said compliance certificate.

2.3 Additional LIBOR Loan Provisions.

(a)

Notwithstanding the foregoing, if as a result of any change in any foreign or United States law or regulation (or change in the interpretation thereof) it is determined by Bank that it is unlawful to maintain a LIBOR Loan, or if any central bank or governmental authority (foreign or domestic) shall assert that it is unlawful to maintain a LIBOR Loan, then such LIBOR Loan shall terminate and the Borrower shall have no further right hereunder to elect or maintain a LIBOR Loan. If the Bank determines that by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for determining the LIBOR in the relevant amount and for the relevant maturity are not available to the Bank in the London interbank market, with respect to a proposed LIBOR Loan, the Bank shall give the Borrower prompt notice of such determination. Until such notice has been

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withdrawn, the Bank shall have no obligation to make any LIBOR Loan, or maintain outstanding LIBOR Loans and the Bank may substitute its Prime Rate or other comparable interest rate for the LIBOR.

(b)

If, due to any one or more of: (i) the introduction of any applicable law or regulation or any change in the interpretation or application by any authority charged with the interpretation or application thereof of any law or regulation; or (ii) the compliance with any guideline or request from any governmental central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to the Bank of agreeing to make or making, funding or maintaining LIBOR Loans with respect to all or any portion of the LIBOR Loans, or any corporation controlling the Bank, on account thereof, then the Borrower from time to time shall, upon written demand by the Bank, pay the Bank additional amounts sufficient to indemnify the Bank against the increased cost. A certificate as to the amount of the increased cost and the reason therefor submitted to the Borrowers by the Bank in the absence of manifest error, shall be conclusive and binding for all purposes.

(c)

The election by the Borrower of LIBOR Loans under the Line of Credit shall each be in the minimum amount of Five Hundred Thousand Dollars ($500,000) and there shall be no more than four (4) LIBOR Loans outstanding at any one time. Any Interest Period chosen by the Borrower will be so structured that the principal amount to be repaid at maturity under such Loan shall either be a Prime Loan, or a LIBOR Loan with an Interest Period which terminates on a day that such principal payment is to be made. At the expiration of each Interest Period, any part of the principal amount of the Line of Credit bearing interest as a LIBOR Loan as to which the Borrower fails to make a Fixed Rate Request as set forth in Section 2.3(d) below, no notice of renewal has been received as provided below, shall automatically convert to a Prime Loan.

(d)	In order for the Borrower to select LIBOR Loans (and the applicable Interest Period), the following conditions must be met:

(i)

The Bank shall have received a written notice (the "Fixed Rate Request") from the Borrower at least two (2) Business Days prior to the first day of any Interest Period requested, such notice to specify that it is for a LIBOR Loan and the first day and length of the Interest Period (a "Fixed Rate Period"), the dollar amount of the portion of the Loan as to which the Fixed Rate Request shall apply and as to

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which Loan the Fixed Rate Request shall apply; and

	(ii)	The Bank shall not have determined in good faith that it is unable to determine the LIBOR in respect of the requested Fixed Rate Period.

2.4 Prepayment.

(a)	The Borrower may prepay a Prime Loan at any time and from time to time without the payment of any penalty.

(b)

The Borrower may prepay a LIBOR Loan only upon at least three (3) Business Days prior written notice to the Bank (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the Interest Period for such LIBOR Loan. The Borrower shall pay to the Bank, upon request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Loan on a date other than the last day of the Interest Period for such Loan; (ii) any failure by the Borrower to borrow a LIBOR Loan on the date specified by Borrower's written notice; (iii) any failure by the Borrower to pay a LIBOR Loan on the date for payment specified in the Borrower's written notice. Without limiting the foregoing, such loss, cost or expense shall include (but not be limited to) and the Borrower shall pay to the Bank a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the applicable Interest Period as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Interest Period as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term and using the above-referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Interest Period as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment of the LIBOR Loan. If by reason of an Event of Default the Bank elects

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to declare such Loan to be immediately due and payable, then any yield maintenance fee with respect to such Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment. If the interest rate under any Loan is swapped pursuant to a Swap Agreement, the Swap Agreement sets forth additional restrictions, limitations, and penalties associated with prepayment under said Loan.

2.5 Payments.

(a)

All payments required under this Agreement, the Note or any other Loan Documents (as hereinafter defined) shall be made by the Borrower to the Bank at 1155 Elm Street, Manchester, New Hampshire or such other place as the Bank may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim, or setoff and free and clear of, and without any deduction or withholding for any taxes or other payments.

(b)

The Following Business Day Convention shall be used to adjust any relevant date if that date would otherwise fall on a day that is not a Business Day. For the purposes herein, the term Following Business Day Convention shall mean that an adjustment will be made if any relevant date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day. "Business Day" means, in respect of any date that is specified in this Loan Agreement or any Loan Document to be subject to adjustment in accordance with the Following Business Day Convention, a day on which commercial banks settle payments in (i) London, if the payment obligation is calculated by reference to LIBOR, or (ii) New York, if payment obligation is calculated by reference to Prime Rate. All payments or under any Loan Documents hereunder shall be adjusted in accordance with the Following Business Day Convention.

(c)

All payments under the Loan Documents shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after default with regard to any Loan, payments will be applied to the obligations of the Borrowers to Bank pursuant to the Loan Documents as Bank determines in its sole discretion.

      (d)      The Loan Agreement and the Loan Documents are hereby generally amended to reflect that each of Southwood and PWSC are each hereby released as a Guarantor under the Loan Documents. Accordingly, all references in the Loan

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Agreement to the Guarantors or a Guarantor are hereby deleted. Upon the execution of this Agreement, the Bank agrees to promptly return the original guaranty agreements marked "RELEASED".

      (e)      The Loan Agreement is hereby generally amended to reflect that the Loan is now unsecured. Accordingly, all references in the Loan Agreement to the Real Estate and the Collateral are hereby deleted. Upon execution of this Agreement, the Bank agrees to promptly return the original security agreement and collateral assignment and security agreement in respect of contracts, licenses and permits marked "TERMINATED".

(f) Section 3.2 of Article III of the Loan Agreement is hereby amended by adding the phrase ", if any," immediately after the phrase "the security described therein" in the first sentence thereof.

(g) Section 3.3 of Article III of the Loan Agreement is hereby deleted in its entirety and replaced with: "Intentionally Omitted".

(h) Schedule 3.5 to the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule 3.5 attached hereto.

      (i)      Section 3.12 of Article III of the Loan Agreement is hereby amended by deleting the phrase "Except as set forth in Section 1.4 hereof and except for PC's acquisition of Pittsfield Aqueduct Company, Inc. on or about January 30, 1998" and by replacing it with "Except as set forth on Schedule 3.12 attached hereto."

      (j)      Section 3.15 of Article III of the Loan Agreement is hereby amended by deleting the phrase "in Section 1.7 hereof" and replacing it with "on Schedule 3.15 attached hereto". The Loan Agreement is hereby further amended by incorporating Schedule 3.15 attached hereto.

(k) Section 3.18 of Article III of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following: "3.18 Intentionally Omitted".

(l) Section 4.3 of Article IV of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"4.3 Financial Statements.

(a)

PC shall furnish the Bank within forty-five (45) days after the end of each fiscal quarter during PC's fiscal year with internally prepared consolidated quarterly (including year to date) financial statements of PC and its Subsidiaries (as hereinafter defined), including a balance sheet and a profit and loss statement. All such statements shall be prepared in the format acceptable to the Bank,

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applied on a consistent basis, and shall include a quarterly comparison. The term "Subsidiary" shall mean any corporation, firm, association, entity or trust of which PC shall at the time own directly or indirectly through one or more of its Subsidiaries, more than fifty percent (50%) of the outstanding shares of capital stock or shares of beneficial interest having ordinary voting power for the election of directors.

(b)

PC shall furnish the Bank within one hundred twenty (120) days after the close of each fiscal year (i) a consolidated statement of stockholders' equity and a statement of changes in financial position of PC and its Subsidiaries for such fiscal year; (ii) a consolidated income statement of PC and its Subsidiaries for such fiscal year; and (iii) consolidated balance sheets of PC and its Subsidiaries as of the end of such fiscal year. All such annual statements shall be prepared in accordance with generally accepted accounting principles consistently applied, shall present fairly the financial position and result of operations of PC and its Subsidiaries. The annual financial statements of PC and its Subsidiaries shall be prepared on an audited basis, by an independent certified public accountant selected by PC and acceptable to the Bank. The Bank shall have the right, from time to time, to discuss the affairs of PC and its Subsidiaries directly with PC's accountant after reasonable notice to PC and opportunity of PC to be represented at any such discussions.

(c)

PC shall promptly deliver to the Bank upon receipt thereof, copies of any reports submitted to PC by PC's accountants in connection with any examination of the financial statements of PC and its Subsidiaries made by such accountants.

(d)

PC shall promptly furnish the Bank, with all financial and other information filed with the Securities and Exchange Commission or furnished to the PC's stockholders, including reports on Forms 10-KSB, 10-QSB and 8-K, annual reports and proxy materials.

(e)

PC shall furnish the Bank within forty-five (45) days after the end of each fiscal quarter of PC with a fully executed compliance certificate substantially in the form of compliance certificate attached hereto as Schedule 4.3(e) (the "Compliance Certificate") on a quarterly basis.

(f)	Furnish the Bank with such other financial information or reports as the Bank may reasonably request."

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(m) Schedule 4.3(e) of the Loan Agreement is hereby deleted in its entirety and replaced by Schedule 4.3(e) attached hereto.

      (n)      Section 4.5 of Article IV of the Loan Agreement is hereby amended by deleting the phrase ", including the Collateral and the Real Estate," from the first sentence thereof. The second sentence of said section is hereby amended by deleting the phrase "the Collateral" and replacing it with "its property, plant and equipment".

(o) Sections 4.17 and 4.18 of Article IV of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

"4.17  Subordination of Sums Payable. All of each Borrower's obligations, if any, to any of its Subsidiaries, and shareholders, officers or directors of any Borrower for borrowed money shall be subordinated to the Borrower's performance of its obligations to the Bank with respect to the Loan.

4.18  Maintenance of Selected Financial Ratios and Measures. Maintain or achieve the following financial ratios or measures determined or computed in accordance with GAAP with respect to PC on a consolidated basis:

(a)

Basic Fixed Charge Coverage Ratio. Maintain on a consolidated basis a Basic Fixed Charge Coverage Ratio of at least 1.2: 1.0. "Basic Fixed Charge Coverage Ratio" means the ratio of (a) the sum of EBITDA plus lease expense and rent expense minus the sum of taxes paid and dividends, to (b) the sum of interest expense, lease expense, rent expense, the current portion of long term debt and the current portion of capitalized lease obligations. "EBITDA" means net income, less income or plus loss from discontinued operations and extraordinary items, plus income tax expense, plus interest expense, plus depreciation, depletion, amortization and other non-cash charges. Eminent domain related expenses would be deemed an extraordinary expense in calculating this ratio for compliance purposes. (Note: for purposes of calculating this ratio for pricing pursuant to Section 2.2 hereof, eminent domain related expenses [identified as "taking and other expenses" on its financial statements] would NOT be deemed an extraordinary expense.) This ratio will be calculated at the end of each reporting period for which the Bank requires financial statements from PC, using the results of the twelve-month period ending with that reporting period. The current portion of long-term liabilities will be measured as of the date 12 months prior to the current financial statement.

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(b)

Tangible Net Worth. Maintain on a consolidated basis Tangible Net Worth equal to at least $25,000,000 plus new equity issuance, if any. Tangible Net Worth is stockholders' equity less intangible assets.

(c)

Funded Debt to Capital Ratio. Maintain on a consolidated basis a ratio of Funded Debt to Capital not exceeding 65%. Funded Debt is interest bearing debt. Capital is Funded Debt plus Tangible Net Worth."

(p) Section 4.19 of Article IV of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with" "Intentionally Omitted".

(q) Sections 5.2 and 5.3 of Article V of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

"5.2  Merger, Consolidation or Acquisitions. PC and PEU shall not be a party to any merger, consolidation or any other reorganization, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any person, partnership, corporation or entity; provided, however, that PC may invest in direct obligations of the United States of America or in certificates of deposit in the Bank. Notwithstanding the foregoing, the Bank hereby consents to PC's acquisition by purchase, lease or otherwise of the assets or capital stock of any person, partnership, corporation or entity so long as (a) such assets or capital stock are of a regulated utility, (b) there is no default under the Loan Documents, and (c) immediately prior to such acquisition, PC shall have delivered to the Bank a Compliance Certificate (i) covering the period of the prior four full fiscal quarters giving pro forma effect to such acquisition evidencing that PC is in pro forma compliance with the financial covenants set forth in Section 4.18 hereof, and (ii) covering the period of the future four full fiscal quarters giving a projected pro forma effect to such acquisition reflecting that PC will be in pro forma compliance with the financial covenants set forth in Section 4.18 hereof.

5.3  Sale or Disposition of Assets. Neither PC nor PEU shall sell, lease, transfer or otherwise dispose of all or, in the opinion of the Bank, a substantial portion of PC's or PEU's assets and properties, except in the ordinary course of business."

(r) Section 5.4(e) of Article V of the Loan Agreement is hereby amended by deleting paragraph (e) thereof in its entirety and replacing it with the following:

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"(e)

Tax exempt bond financing or state revolving loans made available by the State of New Hampshire to the Borrower, provided that in either instance the financing or loan is on an unsecured basis and the Bank is given prior written notice of such financing; and"

(s) Sections 5.5 and 5.6 of Article V of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

"5.5  Guaranties, Endorsement and Contingent Liabilities. PC and PEU shall not guarantee, endorse or otherwise become absolutely or contingently liable for the obligations of any other person, partnership, corporation or other entity except PC may guaranty obligations of its wholly owned subsidiaries provided the same does not result in a default under the Loan Documents.

5.6  Liens and Mortgages. PC and PEU shall not, except in the ordinary course of its business consistent with past practice, incur, create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of their respective assets, now or hereafter owned, other than (a) the security interests, liens or mortgages, granted to the Bank pursuant to the Loan Documents; (b) deposits under Workmen's Compensation, Unemployment Insurance and Social Security laws; (c) liens imposed by law, such as carriers, warehousemen's or mechanic's liens and other liens incurred in good faith in the ordinary course of business."

(t) Section 5.9 of Article V of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"5.9 Investments. Except as permitted under Section 5.2, the Borrower shall not invest in or purchase any stock or securities of any individual, firm, or corporation."

(u) Section 7.1(f) of Article VII of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"(f)

The dissolution, termination of existence, merger or consolidation of any Borrower or any Subsidiary or a sale or taking by eminent domain of all or a material portion of the assets of any Borrower or any of its Subsidiaries out of the ordinary course of business without the prior written consent of the Bank."

(v) Sections 7.1(k) and (l) of Article VII of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

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"(k)	Intentionally Omitted.

(l)

Any Borrower assigns this Agreement (or its rights or duties hereunder), or if the assets of any Borrower are conveyed or transferred in any way, except in the ordinary course of business, or encumbered in any way without the prior written consent of the Bank except as otherwise permitted in this Agreement."

(w) Section 7.1(n) of Article VII of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"(n)	The Loan is hereby cross-defaulted as more fully set forth in Section 1.9 hereof.

(o)	The assets of the Borrower or any Subsidiary or any material portion thereof are taken by eminent domain.

(p)	Any of the Loan Documents shall for any reason cease to be valid or binding on any Borrower or any such party shall so claim in writing to the Bank."

(x) Section 8.4 of Article VIII of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"8.4  Governing Law; Jurisdiction. This Agreement and the Loan Documents shall be construed and their provisions interpreted under and in accordance with the laws of the State of New Hampshire (excluding the laws applicable to conflicts or choice of law). The Borrower, to the extent they may legally do so, hereby consent to the jurisdiction of the courts of the State of New Hampshire and the United States District Court for the State of New Hampshire, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts for the purpose of any suit, action or other proceeding arising out of any of their obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to jurisdiction or venue in any such courts. THE BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR


ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, ENHANCED COMPENSATORY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN."

(y) Sections 8.7, 8.8, 8.9, 8.10 and 8.11 of Article VIII of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

"8.7 Intentionally Omitted.

8.8 Intentionally Omitted.

8.9  Assignment by the Bank. The Bank shall have the unrestricted right at any time or from time to time, and without the Borrower's or any guarantor's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and the Borrower and each guarantor agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Bank shall deem necessary to effect the foregoing assignment to the Assignee provided the same does not modify the terms of the Loan other than to change the lender. In addition, at the request of Bank and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Bank has retained any of its rights and obligations hereunder following such assignment, to Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Bank prior to such


assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Bank, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Bank pursuant to the assignment documentation between Bank and such Assignee, and Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Assignees, provided that Bank shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information.

The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower or any guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Loan held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants, provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

8.10  Expenses; Proceeds of collateral. The Borrower shall pay on demand all reasonable expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses and any fees or expenses associated with travel or


other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral. Without limiting the foregoing, the Bank shall have the right to recover its out-of-pocket costs in connection with the administration of the Loan, and to recover its out-of-pocket costs and/or collect fees in connection with requests for consents and waivers of compliance with covenants, or other material changes in the Loan. After deducting all of said expenses and the reasonable expenses of retaking, holding, preparing for sale, selling and the like, the residue of any proceeds of collections of sale of the collateral shall be applied to the payment of principal of or interest on the Loan in such order or preference as the Bank may determine, and any excess shall be returned to the Borrower (subject to the provisions of the Uniform Commercial Code) and the Borrower shall remain liable for any deficiency.

8.11  The Bank's Right of Setoff.  Each Borrower hereby grants to the Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of the Bank or Bank of America Corporation (and their successors and assigns), or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrower), the Bank may set off the same or any part thereof and apply the same to any liability or obligation of either Borrower even though unmatured and regardless of the adequacy of the collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED."

(z) All references in the Loan Agreement to the Master Agreement are hereby amended to be the Swap Agreement.


      (aa)      The Loan Agreement and all Loan Documents are hereby generally amended to reflect that Fleet National Bank is successor by merger to Fleet Bank-NH and all references therein are hereby changed accordingly.

      3.      Amendment to Promissory Note. The Promissory Note made jointly and severally payable by PC and PEU to the Bank dated April 8, 1998, as amended (the "Note") in the principal amount of $4,500,000, is hereby amended as follows:

      (a)      The second full paragraph on page 1 of the Note is hereby amended by deleting the phrase "of even date" from the first sentence thereof and replacing it with "dated as of April 8, 1998, as amended".

      (b)      The third full paragraph on page 1 of the Note along with subparagraphs (1) and (2) thereof (which continue onto page 2 of the Note) are hereby deleted in their entirety and replaced with the following:

"Until such time as this Note becomes due and payable, interest shall be payable in arrears (a) on a monthly basis for Prime Loans commencing on that date thirty (30) days from the date hereof and continuing on the corresponding day of each succeeding month thereafter, and (b) on the last day of the applicable Interest Period for LIBOR Loans; provided however, that said interest payments for any LIBOR Loan shall be no less frequently than every three (3) months. All payments shall be in lawful money of the United States in immediately available funds. The entire principal balance of this Note, together with all interest and other charges accrued hereunder shall be due and payable in full on December 31, 2009 (the "Maturity Date")."

      (c)      The Note is hereby further amended by deleting the first, second, third and fourth full paragraphs on page 2 of the Note (which continue onto page 3 of the Note) and the first, second, third, fourth and fifth full paragraphs on page 3 of the Note (which continue onto page 4 of the Note) and replacing them with the following:

"Subject to the terms and conditions of the Loan Agreement, the maximum principal amount outstanding under this Note shall be Four Million Five Hundred Thousand Dollars ($4,500,000). Pursuant to the Loan Agreement, there shall be due and payable from the Borrower to the Bank, and the Borrower shall immediately pay to the Bank, without demand, any amount by which the Debit Balance exceeds Four Million Five Hundred Thousand Dollars ($4,500,000).

Subject to the terms and conditions of the Loan Agreement, the Borrower shall have the option to elect that sums advanced under this Note shall bear interest (i) at a variable per annum rate equal to the Prime Rate plus the Prime Applicable Margin; or (ii) at a per annum rate equal to the one (1), two (2), three (3) or six (6) month LIBOR plus the LIBOR Applicable


Margin. All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

Notwithstanding anything herein to the contrary, the Borrower shall have the option to "swap" the above-referenced LIBOR based interest rate on this Note pursuant to an interest rate swap agreement (in the form of an International Swap Dealers Association Master Agreement and Confirmation Agreement between the Borrower and the Bank, both of which are hereinafter referred to collectively as the "Swap Agreement") for a fixed rate of interest a period and term acceptable to the Bank. The Borrower may only prepay the Note in accordance with the Loan Agreement. If the interest rate hereunder is swapped pursuant to the Swap Agreement, then the Swap Agreement sets forth additional restrictions, limitations and penalties associated with prepayment under this Note.

Notwithstanding anything herein to the contrary, in the event that the interest rate hereunder, as aforesaid, violates any applicable usury or similar statute, the interest rate shall then automatically be deemed to be the highest rate of interest then permitted."

(d) The first full paragraph on page 6 of the Note is hereby deleted and replaced with the following:

"This Note and the rights and obligations of the parties hereunder shall be construed and their provisions interpreted under and in accordance with the laws of the State of New Hampshire (excluding the laws applicable to conflicts or choice of law). The Borrower, to the extent it may legally do so, hereby consents to the jurisdiction of the courts of the State of New Hampshire and the United States District Court for the State of New Hampshire, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts for the purpose of any suit, action or other proceeding arising out of any of their obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to venue in any such courts. THE BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION


IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, ENHANCED COMPENSATORY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS NOTE AND MAKE THE LOAN.

The Borrower hereby grants to the Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of the Bank or Bank of America Corporation (and their successors and assigns), or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Borrower), the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED."

(e) The last full paragraph of the Note appearing on pages 6 and 7 thereof is hereby deleted and replaced by the following:

"This Note may not be amended, changed or modified in any respect except by a written document which has been executed by each party. This Note shall constitute a contract under seal in the State of New Hampshire and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of New Hampshire."

4. Conditions Precedent. The obligations of the Bank hereunder are subject to fulfillment of the following conditions precedent:


(a) The Borrower shall execute and deliver to the Bank this Agreement and the Amendment Documents.

      (b)      The Bank shall have received (i) certified copies of instruments evidencing all corporate action taken by the Borrower to authorize the execution and delivery of this Agreement and the Amendment Documents and (ii) such other documents, legal opinions, papers and information as the Bank shall reasonably require including all items listed on the Closing Agenda attached hereto as Exhibit A.

(c) The Borrower shall pay the Bank a fee of $25,000 at or prior to closing.

      5.      Future References. All references to the Loan Documents shall hereafter refer to such documents, as amended and shall expressly include, without limitation, this Agreement and all other Amendment Documents.

      6.      Loan Documents. The Borrower shall deliver this Agreement to the Bank and this Agreement shall be included in the term "the Loan Documents" in the Loan Agreement. The Loan Documents, and the collateral granted to the Bank therein, shall secure the Loan (as defined in the Loan Agreement) made pursuant to the Loan Agreement, as amended, and the payment and performance of the Acquisition Line of Credit, as amended.

7. Continuing Effect. The provisions of the Loan Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

8. General.

(a) The Borrower shall execute and deliver such additional documents and do such other acts as the Bank may reasonably require to implement the intent of this Agreement fully.

      (b)      The Borrower shall pay all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the Bank in connection with this Agreement. The Bank, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Borrower, and all such funds advanced shall bear interest at the highest rate provided in the Note, as amended.

      (c)      This Agreement may be executed in several counterparts by each Borrower and the Bank, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.


IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

FLEET NATIONAL BANK

/s/ Camille Holton Di Croce	By: /s/ Mark L. Young

Witness	Mark L. Young, Its Duly
Authorized Senior Vice President

PENNICHUCK CORPORATION

/s/ Sharen A. Weston	By: /s/ William D. Patterson

Witness	William D. Patterson, Its Duly
Authorized Vice President, Treasurer
and Chief Financial Officer

PENNICHUCK EAST UTILITY, INC.

/s/ Sharen A. Weston	By: /s/ William D. Patterson

Witness	William D. Patterson, Its Duly
Authorized Vice President, Treasurer
and Chief Financial Officer

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this 8th day of April, 2005, by Mark L. Young, duly authorized Senior Vice President of Fleet National Bank, a national bank organized under the laws of the United States.

/s/ Camille Holton Di Croce

~~Justice of the Peace~~/Notary Public
My Commission Expires: January 23, 2007
Notary Seal


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this 8th day of April, 2005, by William D. Patterson, duly authorized Vice President, Treasurer and Chief Financial Officer of PENNICHUCK CORPORATION, a New Hampshire corporation, on behalf of same.

/s/ Bonalyn J. Hartley

Justice of the Peace/Notary Public
My Commission Expires: Nov. 19, 2008
Notary Seal

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this 8th day of April, 2005, by William D. Patterson, duly authorized Vice President, Treasurer and Chief Financial Officer of PENNICHUCK EAST UTILITY, INC., a New Hampshire corporation, on behalf of same.

/s/ Bonalyn J. Hartley

Justice of the Peace/Notary Public
My Commission Expires: Nov. 19, 2008
Notary Seal


SCHEDULE 3.5

Litigation

Eminent Domain Proceeding.

      In November 2002, the Board of Alderman of the City of Nashua, New Hampshire (the "City") called for a referendum to authorize the City to pursue acquisition, by eminent domain proceeding or otherwise, of all or a portion of the water system currently serving the inhabitants of the City and "others." The City's voters passed the referendum in January 2003, and the City officially notified Pennichuck East Utility, Inc. ("PEU") of the City's intention to acquire all or a portion of PEU's plant and property in February 2003.

      The City filed a petition with the NHPUC in March 2004 asking the NHPUC to make a finding that it is in the public interest for the City to take all or a portion of PEU's assets, all of which are located outside the City, and requesting that the NHPUC determine what would constitute just compensation for the taking of such assets. The City filed an identical petition against Pennichuck Water Works, Inc. ("PWW"), which has substantial property located within the City, and against Pittsfield Aqueduct Company ("Pittsfield"), which has no property located within the City. PEU challenged the City's statutory authority to take its property, arguing that the City does not have the authority to take assets of the PEU located outside of the City that are not necessary to provide service within the City. No portion of the PEU's system is located within the City.

      On January 21, 2005, the NHPUC ruled that the City did not have the legal authority to take the assets of Pittsfield or PEU, but that all of the assets of PWW were potentially subject to a taking by the City if such a taking were ultimately found by the NHPUC to be in the public interest.


SCHEDULE 3.12

Successor

Date	Community Water System	Location	Acquired From
3/1999	Little Pond	Bedford	Little Pond of Bedford LLC
3/1999	Sweet Hill	Plaistow	L.J. DiPalma
1/2000	Wesco	Hooksett	Riverview Land Corporation
3/2000	Cabot Preserve	Bedford	Prescott Investment Corporation
2/2002	Valleyfield	Plaistow	Jennifer Realty Trust
6/2002	Badger Hill	Milford	Sevar NH Corporation
1/2004	Bartlett Commons	Amherst	Prescott Investments
1/2004	White Rock Senior	Bow	White Rock Development Corporation
8/2004	Castle Reach	Windham	Mesiti Development Corporation
1/2005	Lamplighter Village	Windham	Dunlap Woods Development Corporation
3/2005	Thurston Woods	Lee	Green & Company LLC

Notwithstanding anything to the contrary in the Loan Agreement to which this Schedule 3.12 is attached, Borrower makes no representation as to whether the above are acquisitions of all or substantially all of the assets of the selling entity. It may be that, in some or all of the above transactions, such acquisition was an acquisition of all or substantially all of the assets of the Seller.


SCHEDULE 3.15

Subsidiaries

1.	Pennichuck Water Works, Inc.
2.	Pittsfield Aqueduct Company, Inc.
3.	Pennichuck East Utility, Inc.
4.	Pennichuck Water Service Corporation
5.	The Southwood Corporation


SCHEDULE 4.3(e)

Compliance Certificate

Fleet National Bank
1155 Elm Street
Manchester, NH 03101

Attention: Mark L. Young, Senior Vice President

Dear Mr. Young:

      Pursuant to the provisions of a certain Loan Agreement dated April 8, 1998, as amended (the "Loan Agreement") with respect to a certain $4,500,000 Line of Credit to Pennichuck Corporation and Pennichuck East Utility, Inc. (collectively, the "Borrower") from Fleet National Bank (the "Bank"), the undersigned hereby certifies as follows:

      1.   That the financial statements (the "Financial Statements") of the Borrower delivered to the Bank with this Certificate are true and accurate in all material respects for the periods covered therein as of the date hereof.

2. That the undersigned is a duly elected, qualified and acting __________________ of the Borrower and as such officer is authorized to make and deliver this Compliance Certificate.

      3.   That during the period set forth in the Financial Statements, PC was in compliance with all financial covenants of the Loan Agreement. As of __________, 200__, the Tangible Net Worth was $_____; the Basic Fixed Charge Coverage Ratio was _____ to 1.0; and the ratio of Funded Debt to Capital was _____ to 1.0.

4. Based upon the above referenced Basic Fixed Change Coverage Ratio calculation (not including eminent domain related expenses as an extraordinary expense), PC's pricing tier is ____________________.

Tier	Basic Fixed Charge Coverage Ratio	Prime Applicable Margin: Line of Credit	LIBOR Applicable Margin: All Loans	Unused Fees

I	> 3.25 to 1.0	0%	1.00%	0.125%

II	> 1.75 to 1.0 but < 3.25 to 1.0	0%	1.25%	0.250%

III	< 1.75 to 1.0	0%	1.50%	0.375%


      5.   The representations and warranties contained in the Loan Agreement and the representations and warranties of the Borrower and Guarantor contained in each of the other Loan Documents are to the best of the Borrower's knowledge, true, correct and complete in every material respect on and as of the date hereof with the same force in effect as though made on and as of the date hereof. All covenants contained in the Loan Agreement have been and continue to be met.

6. To the best of the Borrower's knowledge, no event has occurred or is continuing which constitutes a default or an Event of Default.

Capitalized terms not expressly defined herein are used herein with the meaning so defined in the Loan Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on this ____ day of _______________, 200__.

PENNICHUCK CORPORATION

By:

Witness	William D. Patterson, Its Duly
Authorized Vice President, Treasurer
and Chief Financial Officer

PENNICHUCK EAST UTILITY, INC.

By:

Witness	____________________, Its Duly
Authorized _____________
